Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-142550

PowerInvestment                                    Payroll Deduction Form
 Issued by Caterpillar Financial Services Corporation

Use this form to update the payroll deduction on your CAT PowerInvestment.  Please remember to sign in section 3. Incomplete forms cannot be processed.

1. PLEASE PROVIDE THE FOLLOWING INFORMATION

Your PowerInvestment Number: ☐☐☐☐☐☐☐☐☐☐ -

Primary Owner’s Social Security/Tax ID Number: ☐☐☐ - ☐☐ - ☐☐☐☐

     I am:  _____ Hourly  _____ Salaried  _____Management  _____Retiree

_________________________________________________________________________
       Name  (First)                                               (Last)

_________________________________________________________________________
       Street Address (P.O Box will not be accepted)

        _________________________________________________________________________
City                                                           State                                  Zip

_________________________________________________________________________
Home Phone                                                           Work Phone

2. CHANGE THE PAYROLL AMOUNT

Effective immediately, please:

1)	Beginpayroll deduction directed to my CAT PowerInvestment note in the amount of:

        $    ☐☐☐☐☐☐☐☐. ☐☐

2)  Change the amount of payroll deduction being directed to my CAT PowerInvestment note from:

                                                $    ☐☐☐☐☐☐☐☐. ☐☐         to           $    ☐☐☐☐☐☐☐☐. ☐☐

(The minimum investment is $50.00 per month for payroll or pension deduction).

3. SIGNATURE

_______________________________________              __________________________
       Signature                                                                                        Date

NOTE:  Only the owner whose payroll is being deducted must sign. DO NOT FAX THIS FORM. ORIGINAL SIGNATURE IS REQUIRED.

Before you mail:
1.	Make certain your PowerInvestment number and Social Security Number/tax ID number are provided.
2.	Verify the information supplied on this form is complete and accurate.
3.	Call 1-800-233-2164 with any questions regarding this form, or to request an additional form.

Then Mail To:                                                                                          For Overnight Mailings:
Cat Financial PowerInvestment                                                             Cat Financial PowerInvestment
P.O. Box 75956                                                                                          801 S. Canal St.
Chicago, IL  60675-5956                                                                            Suite C2N
                                                                                                                    Chicago, IL  60607

www.catfinancialpowerinvestments.com                                                                                                                                                                                                               © 2007
Investor Services      1-800-233-2164                                                                                                                                                              Caterpillar Financial Services Corporation
                                 M-F, 7:30 a.m.-6p.m. CST                                                                                                                                                                                      Printed in U.S.A